Exhibit 99.2

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Silicon Storage Technology, Inc., a California corporation (the “Company”);

WHEREAS, Riley Investment Management LLC, a Delaware limited liability company (“RIM”), Bryant R. Riley (“Mr. Riley” and, together with RIM, the “Riley Group”), Dialectic Capital Partners LP, a Delaware limited partnership (“DCP”), Dialectic Offshore, Ltd., a Cayman Islands exempted company (“DOF”), Dialectic Antithesis Partners, LP, a Delaware limited partnership (“DAP”), Dialectic Antithesis Offshore, Ltd., a Cayman Islands exempted company (“DAO”), Dialectic Capital Management, LLC, a Delaware limited liability company (“DCM”), John Fichthorn (“Mr. J. Fichthorn”), Luke Fichthorn (“Mr. L. Fichthorn” and, together with DCP, DOF, DAP, DAO, DCM, and Mr. J. Fichthorn, the “Dialectic Group”) and Lloyd I. Miller, III (“Mr. Miller” and, together with the Riley Group and the Dialectic Group, the “Group”), wish to form a group for the purpose of (a) voting against and soliciting  proxies or written consents against a proposed merger involving the Company, Technology Resources Holdings, Inc., and Technology Resources Merger Sub, Inc., to be submitted to a vote of the shareholders of the Company at a special meeting of  shareholders (the “Proposed Merger”), (b) calling a special meeting of shareholders for the purpose of removing up to all of the existing directors serving on the Company’s Board of Directors and replacing them with a slate of director nominees to be selected by the undersigned, and voting in favor of and soliciting proxies or written consents in favor of such proposals, and (c) taking all other action necessary to achieve the foregoing (the “Solicitation”).

NOW, IT IS AGREED, this 30th day of December 2009 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws.  Each of the undersigned agrees to the joint filing of any necessary amendments to the Schedule 13D.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.           Each member of the Group, including its respective affiliates, agrees not to directly or indirectly, sell, transfer, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company except to other members of the Group without the prior written consent of each of the undersigned.

3.           Each of the undersigned agrees to form the Group for the purpose of (a) voting against and soliciting  proxies or written consents against the Proposed Merger, (b) calling a special meeting of shareholders for the purpose of removing up to all of the existing directors serving on the Company’s Board of Directors and replacing them with a slate of director nominees to be selected by the undersigned, and voting in favor of and soliciting  proxies or written consents in favor of such proposals, and (c) taking all other action necessary to achieve the foregoing.

4.           The Dialectic Group and Mr. Miller shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such expenses on a pro rata basis between each member of the Dialectic Group and Mr. Miller based on the number of shares of Common Stock of the Company beneficially owned by such entities on the date hereof.  In addition to the other expenses to be shared by the Dialectic Group and Mr. Miller pursuant to this Section 4, the reasonable legal fees and expenses of each member of the Group shall be considered a Group expense.

5.           Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group in connection with the Group’s activities set forth in Section 3 shall be first reviewed by the Riley Group, or its respective representatives, before final approval by the Dialectic Group and Mr. Miller, which approval shall not be unreasonably withheld.

6.           Should any disagreement arise between any Group members concerning decisions to be made or actions to be taken in connection with the Group’s activities set forth in Section 3, including, but not limited to the activities identified in Section 5, the Riley Group shall have the sole authority to resolve any such disagreements and take any such actions as it sees fit.

7.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase securities of the Company, as he/it deems appropriate, in his/its sole discretion.

8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.           Any party hereto may terminate his/its obligations under this Agreement only after the earlier of (a) the first business day following the conclusion of the Solicitation, or (b) on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”), Fax No. (212) 451-2222.

11.           Each party acknowledges that Olshan shall act as counsel for both the Group and the Riley Group and its affiliates relating to their investment in the Company.

12.           Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

13.      This Agreement, the Solicitation and the matters contemplated hereby as they relate to the Group and its activities, exclude the shares of common stock of the Company held by Trust A-4 and reported by Lloyd I. Miller III on Schedule 13D. With respect to the shares held by Trust A-4, Mr. Miller agrees to take commercially reasonable efforts, consistent with his duties and responsibilities as an investment advisor and otherwise consistent with applicable law, to recommend to the trustee that the trustee vote the shares held by Trust A-4 in accordance with the recommendations of the Group.

[Signature page on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Dated: December 30, 2009

RILEY INVESTMENT MANAGEMENT LLC

By:	/s/ Bryant R. Riley
	Name:	Bryant R. Riley
	Title:	Managing Member

/s/ Bryant R. Riley
BRYANT R. RILEY

DIALECTIC CAPITAL PARTNERS LP

By:	Dialectic Capital, LLC, its general partner

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC OFFSHORE, LTD.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

DIALECTIC ANTITHESIS PARTNERS, LP

By:	Dialectic Capital, LLC, its general partner

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC ANTITHESIS OFFSHORE, LTD.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

DIALECTIC CAPITAL MANAGEMENT, LLC

By:	/s/ John Fichthorn/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

/s/ John Fichthorn
JOHN FICHTHORN

/s/ Luke Fichthorn
LUKE FICHTHORN

/s/ Lloyd I. Miller, III
LLOYD I. MILLER, III